4:

AMENDED AND RESTATED AGREEMENT

          THIS AMENDED AND RESTATED AGREEMENT, made as of the 13th day of June, 2002, by and between Arrow Electronics, Inc., a New York corporation (the "Corporation"), and Francis M. Scricco (the "Executive"), hereby amends and restates that certain Agreement, made as of the 10th day of June, 2002, by and between the Corporation and the Executive.

          WHEREAS, the Executive has served as President and Chief Executive Officer of the Corporation;

          WHEREAS, the Executive and the Corporation have entered into an employment agreement dated as of the first day of July, 2000 (the "Employment Agreement"); and

          WHEREAS, the Executive and the Corporation have agreed that the Executive will separate from employment with the Corporation on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual agreements herein contained, the Executive and the Corporation agree with each other as follows:

     1.     Resignation. The Executive hereby resigns from his positions as President and Chief Executive Officer of the Corporation and resigns his membership on the Board of Directors of the Corporation (the "Board"), and from any and all offices and directorships of any and all corporations and other entities controlling, controlled by or under common control with the Corporation (the "Affiliated Companies"), effective as of 3:45 P.M. on June 10, 2002 (the "Effective Date").

     2.     Continuing Payments and Benefits. In lieu of any other cash payments or benefits to which the Executive may be entitled under the Employment Agreement or otherwise, provided that the Executive shall not have revoked this Agreement pursuant to Section 4(g) hereof, the Executive shall receive the following:

          (a) Separation Payments. During the period commencing on the Effective Date and continuing through June 30, 2004 (the "Term"), the Executive shall receive separation payments, payable in equal monthly installments, at an annualized rate of $1,333,333.

          (b) Other Payments. In exchange for the surrender by the Executive on the Effective Date of employee stock options to purchase 23,000 shares of common stock, $1 par value ("Common Stock"), of the Corporation, which options were granted to the Executive under the Arrow Electronics, Inc. Stock Option Plan (the "Option Plan") on February 27, 2002, the Executive shall receive a payment of $200,000 upon the date of the expiration of the Revocation Period (as defined in Section 4(g); such date, the "Revocation Expiration Date"). In addition, the Executive shall receive a payment of $50,000 on the Revocation Expiration Date to be applied by the Executive to his transition costs and expenses at his discretion and with no obligation to account to the Corporation with respect to such costs and expenses.

          (c) Stock Options. The Executive shall be entitled to retain and exercise all employee stock options ("Stock Options") heretofore granted to him under the Option Plan and listed in Schedule 1, in accordance with the terms and conditions of the Stock Options; provided, however, that (i) all Stock Options which were originally scheduled to become exercisable or "vest" on or prior to June 30, 2004 shall vest on the Revocation Expiration Date, (ii) all Stock Options that are vested or vest on the Revocation Expiration Date as aforesaid shall remain exercisable until the earlier of the expiration of their full terms or June 30, 2007, and (iii) no provision contained in any Stock Option which provides the Corporation with a right of first refusal to purchase the shares of Common Stock covered thereby shall be applicable after the Effective Date. For the avoidance of doubt, any Stock Options which were not originally scheduled to become exercisable or vest on or prior to June 30, 2004 shall be forfeited as of the date hereof.

          (d) Restricted Stock. (i) All shares of Common Stock (the "Restricted Stock") heretofore awarded to the Executive under the Arrow Electronics, Inc. Restricted Stock Plan (the "Restricted Stock Plan") and listed in Schedule 1 and which were originally scheduled to become free of restrictions or "vest" on or before June 30, 2004, shall vest on the Revocation Expiration Date; (ii) 4,705 shares of Restricted Stock which were originally scheduled to vest on February 21, 2005, shall vest on the Revocation Expiration Date; and (iii) no provisions contained in any Restricted Stock award which provide the Corporation with a right of first refusal to purchase the Restricted Stock shall be applicable after the Effective Date. For the avoidance of doubt, except as provided above, any shares of Restricted Stock that are not scheduled to become free of restrictions or vest on or before June 30, 2004 shall be forfeited and rescinded as of the date hereof.

          (e) Supplemental Executive Retirement Plan. Commencing at age 60, the Executive (or his surviving spouse, as the case may be) shall be entitled to receive an annual lifetime benefit as hereinafter provided, in accordance with the provisions of the Corporation's Unfunded Pension Plan for Selected Executives (the "SERP"). For the avoidance of doubt, the Executive (or his surviving spouse, as the case may be) shall be entitled to receive such benefit regardless of whether the SERP is amended or terminated after the Effective Date. Such benefit shall be in the form of a joint and 50% surviving spouse lifetime annuity as provided for in the SERP, with a $150,000 annual lifetime benefit payable to the Executive and a $75,000 annual lifetime benefit payable to the Executive's spouse for any period in which she survives him (regardless of the date of his death). The Executive hereby elects in accordance with the SERP the optional joint and 50% surviving spouse lifetime annuity provided for in the SERP. Promptly after the Revocation Expiration Date, the Corporation will deposit in the rabbi trust which has been created pursuant to the SERP, with Wachovia Bank, as the trustee, for the benefit of the Executive (or his surviving spouse, as the case may be), in an account for the exclusive benefit of the Executive and the Corporation's creditors, an amount which is equal to the present value actuarially determined in accordance with the SERP, of the actuarially determined aggregate benefit payable to the Executive (or his surviving spouse, as the case may be) pursuant to the SERP as contemplated in this Subsection 2(e). As promptly as practicable, the Corporation shall take such further action as is necessary to entitle the Executive (or his surviving spouse, as the case may be) to the benefits contemplated in this Subsection 2(e).

          (f) Other Benefits. During the Term, the Executive, his spouse and their eligible dependents (as defined in, and to the extent permitted by, the applicable plan), as the case may be, shall be entitled to participate in or be covered under all medical, dental and other health plans and programs of the Corporation (the "Health Benefit Plans") at such levels of participation and benefits as were available to the Executive and his spouse and dependents under the Health Benefit Plans as of the Effective Date. Without limiting the generality of the foregoing, from time to time during the Term, the Executive shall be permitted to elect or eliminate any coverage for any spouse or dependents that may be available under any Health Benefit Plan, subject to the terms and conditions of such Health Benefit Plan.

          (g) Expenses and Perquisites.

              (i) The Executive shall be entitled to prompt reimbursement for all business expenses incurred by him prior to the Effective Date, in accordance with the policies and procedures of the Corporation.

             (ii) The Corporation shall promptly pay the amount of $65,000 to the Law Offices of Joseph E. Bachelder (the "Law Firm") in satisfaction of all legal fees and other expenses incurred by the Law Firm in connection with the negotiation of the Executive"s separation from employment with the Corporation and the preparation of this Agreement, subject to the Law Firm providing the Corporation with appropriate documentation of such fees and expenses.

            (iii) The Corporation agrees to reimburse the Executive for the reasonable costs incurred by the Executive in connection with obtaining and maintaining an appropriate office, including appropriate furnishings, equipment and utilities, and secretarial services, at a location in the Cold Spring Harbor, New York area selected by the Executive, from September 3, 2002 through September 3, 2003. The amounts provided for above shall be paid promptly upon the request of the Executive which is accompanied by appropriate documentation thereof.

     3.   Indemnification

          (a) The Corporation agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer or employee of the Corporation or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent (a "Proceeding"), the Executive shall be indemnified and held harmless by the Corporation to the fullest extent legally permitted or authorized by the Corporation's certificate of incorporation or bylaws or resolutions of the Board (in each case as in effect on the Effective Date) or, if greater, by the laws of the State of New York, against all cost, expense, liability and loss (including, without limitation, attorneys' fees and expenses, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even though he has ceased to be a director, officer, member, employee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators; provided, however, that the Corporation shall have no obligation to indemnify or hold harmless the Executive if a judgment or other final adjudication adverse to the Executive establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any requests for indemnification shall be made by the Executive in writing to the Corporation and such requests shall be handled in the manner provided therefor by the bylaws of the Corporation. Notwithstanding the foregoing, in the event that the Corporation's certificate of incorporation or its bylaws or the laws of the State of New York are amended to provide greater protections to the indemnified party, the Executive shall be entitled to the benefit of such amendments. The Corporation shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after the receipt by the Corporation of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (b) The Corporation shall cause the Executive to continue to be covered, until the sixth anniversary of the Effective Date, by the policies of directors' and officers' liability insurance maintained by the Corporation for directors and senior officers generally as in effect from time to time; provided, that if there is any claim affecting the Executive outstanding and unresolved as of such sixth anniversary, such insurance shall be continued in respect of such claim until final disposition thereof.

     4.   Acknowledgment and Release.

          (a) The Corporation for and on behalf of itself, its Affiliated Companies, and the directors, officers, agents, consultants and assigns of the Corporation and its Affiliated Companies (collectively, "Corporation Released Parties") hereby unconditionally and forever waives, discharges and releases any common law, statutory or other complaint, claim, demand, obligation, liability or cause of action that the Corporation or any Corporation Released Party has, may have had or now has against the Executive or his dependents, heirs, legal representatives, administrators, agents, executors, successors and assigns (collectively, the "Executive Released Parties") arising out of or relating to the Executive's employment, or termination thereof, with the Corporation, or his serving in any capacity in respect of the Corporation or any of the Affiliated Companies, whether known or unknown, in law or in equity, including, but not limited to, any complaint, claim, demand, obligation, liability or cause of action arising under any federal, state or local law or ordinance, tort, contract, or breach of public policy theory, or alleged violation of any other legal, contractual or fiduciary obligation. Anything herein to the contrary notwithstanding, nothing herein shall release any Executive Released Party from any claims or damages based on (i) any right or claim the Corporation may have pursuant to this Agreement, (ii) any right or claim that arises out of conduct of the Executive occurring after the Effective Date, (iii) any right the Corporation may have to obtain contribution as permitted by law in the event of entry of judgment against it as a result of any act or failure to act for which the Corporation and the Executive are jointly liable, or (iv) any criminal conduct by the Executive.

          (b) The Executive for himself and on behalf of any Executive Released Party hereby unconditionally and forever waives, discharges and releases any common law, statutory or other complaint, claim, demand, obligation, liability or cause of action that the Executive or any Executive Released Party has, may have had or now has against the Corporation or any Corporation Released Party arising out of or relating to the Executive's employment, or termination thereof, with the Corporation, or his serving in any capacity in respect of the Corporation or any of the Affiliated Companies, whether known or unknown, in law or in equity, including, but not limited to, any complaint, claim, demand, obligation, liability or cause of action regarding any severance benefit which but for this Agreement might have been due the Executive under any previous agreement executed by and between the Corporation or any Affiliated Companies and the Executive, and any complaint, claim, demand, obligation, liability or cause of action arising out of his employment, or termination thereof, with the Corporation under the Age Discrimination in Employment Act of 1967 ("ADEA," a law which prohibits termination on the basis of age), as amended (including the Older Workers Benefit Protection Act); the National Labor Relations Act, as amended; the Civil Rights Act of 1991; 42 U.S.C. 1981, as amended; the Americans with Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended (except for any claim which cannot be waived by law); the New York State Human Rights Act, the New York State Labor Laws; and any other federal, state and local laws. Anything herein to the contrary notwithstanding, nothing herein shall release the Corporation or any Corporation Released Party from any claims or damages based on (i) any right or claim the Executive may have pursuant to this Agreement, (ii) any right or claim that arises out of conduct occurring after the Effective Date, (iii) any right that the Executive may have to benefits or entitlements under the Health Benefit Plans, the SERP, the Stock Options, and the awards with respect to the Restricted Stock, as contemplated in Section 2 of this Agreement, (iv) any right that the Executive may have to benefits or entitlements under any other qualified pension plans and any conversion or continuation rights under any other welfare plans of which the Executive was a participant as of the Effective Date, or (v) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against him as a result of any act or failure to act for which the Executive and the Corporation are jointly liable.

          (c) As of the Effective Date, the Executive and the Corporation acknowledge that they have not filed or assigned to any other party any complaint, charge, claim or proceeding against each other or any Corporation Released Party or Executive Released Party before any local, state or federal agency, court or other body relating to any claims released herein (each individually a "Section 4 Proceeding"). The Executive and the Corporation represent that they are not aware of any basis on which such a Section 4 Proceeding could reasonably be instituted.

          (d)  (i) The Executive (A) acknowledges that he will not initiate or cause to be initiated on his behalf any Section 4 Proceedings and will not participate in any Section 4 Proceeding, in each case, except as required by law; and (B) waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Section 4 Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). Further, the Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he might have against the Corporation and limiting also his ability to pursue certain claims released herein against the Corporation Released Parties.

               (ii) Notwithstanding the foregoing, nothing in this Section 4 shall prevent the Executive from (A) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Corporation before the EEOC or any court of competent jurisdiction challenging the validity of the waiver of his claims under ADEA contained in Section 4 of this Agreement (but no other portion of such waiver); or (B) initiating or participating in an investigation or proceeding conducted by the EEOC with respect to ADEA. Notwithstanding the foregoing, if the Executive exercises any right with respect to ADEA under Section 4 of this Agreement, the Corporation shall have all of the defenses that would otherwise have been available to it in the absence of this Agreement.

          (e) The Corporation (i) acknowledges that it will not initiate or cause to be initiated on its behalf any Section 4 Proceedings and will not participate in any Section 4 Proceeding, in each case, except as required by law; and (ii) waives any right it may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Section 4 Proceeding. Further, the Corporation understands that by entering into this Agreement, it will be limiting the availability of certain remedies that it might have against the Executive and limiting also its ability to pursue certain claims released herein against the Executive Released Parties.

          (f) THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN AND HAS WAIVED THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR AT LEAST 21 DAYS, THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE CORPORATION TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE, TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE CORPORATION RELEASED PARTIES, AS DESCRIBED IN THIS SECTION 4. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

          (g) The Executive shall have seven days (the "Revocation Period") from the Effective Date to revoke this Agreement, including the release given under this Section 4 with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes this Agreement within the Revocation Period including, without limitation, the release given under this Section 4, neither the Executive nor the Corporation will be deemed not to have accepted the terms of this Agreement, including without limitation any action required of the Corporation by any Section of this Agreement. Notwithstanding the foregoing, no act, or failure to act, by the Executive in consequence of the negotiation, execution or revocation of this Agreement shall be deemed to be a voluntary resignation by the Executive under the Employment Agreement and no act, or failure to act, by the Executive in consequence of the negotiation, execution or revocation of this Agreement shall provide the Corporation with grounds to terminate the Executive for Cause (as that term is defined in the Employment Agreement) pursuant to the Employment Agreement; provided, however, that if the Executive revokes this Agreement, his employment by the Corporation as President and Chief Executive Officer, his membership on the Board and his service in any offices or on any directorships of any Affiliated Companies shall nonetheless terminate as of the Effective Date.-

     5. Return of Corporation Property.

     No later than the Effective Date, the Executive shall return to the Corporation (A) all originals and copies of papers, notes and documents (in any medium, including computer disks) relating to the business or affairs of the Corporation and its Affiliated Companies, whether property of the Corporation or any of its Affiliated Companies which are in his possession or under his control, and (B) all equipment and property of the Corporation or any of its Affiliated Companies which are in the Executive's possession or under his control, whether at the Corporation's offices, the Executive's home or elsewhere, except for any documents or equipment for which the Corporation or any of its Affiliated Companies has given written consent for the Executive either to remove or retain. Anything herein to the contrary notwithstanding, the Executive shall be entitled to retain (i) any computers and any other office equipment at his home office, (ii) personal awards and recognition gifts, (iii) papers and other materials of a personal nature, including, but not limited to, photographs, personal diaries, calendars and Rolodexes, personal files and phone books, (iv) information showing his compensation or relating to reimbursement of expenses, (v) information that he reasonably believes may be needed for tax purposes and (vi) copies of Corporation agreements, plans, policies, programs or other arrangements relating to his employment, or termination thereof, with any member of the Corporation and its Affiliated Companies; provided, however, that the Corporation shall have the right to review any of the foregoing to confirm that no documents or information not coming within this exception are being retained by the Executive. As of the Effective Date, all business credit cards provided to the Executive by the Corporation shall be cancelled by the Corporation.

     6. Announcements and Communications. (a) Simultaneously with or as soon as practicable after the execution of this Agreement, the Corporation shall announce the Executive's separation from employment with the Corporation. The public announcement of the Executive's separation from employment with the Corporation shall be in substantially the form attached to this Agreement as Exhibit A. Promptly after 4 P.M. on the day after the Effective Date, the Corporation shall send, on the Executive's behalf, an e-mail to all employees of the Corporation in substantially the form attached to this Agreement as Exhibit B.

          (b) The Executive and the Corporation agree not to make any public statement inconsistent with the announcements referred to in Subsection (a) above. The Executive shall not intentionally make any public statements which disparage or defame the goodwill or reputation of the Corporation or any of the Affiliated Companies. The Corporation shall not intentionally make any public statements which disparage or defame the Executive's reputation and shall make reasonable efforts to cause the directors and officers of the Corporation to comply with this provision.

          (c) The Corporation agrees that, from the Effective Date until the first anniversary of the Effective Date, the Corporation shall forward to the Executive all mail, e-mail and telephone messages which are addressed to the Executive at the Corporation and which are of a personal nature and unrelated to the business of the Corporation.

     7. Availability of Relief.

     The Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his obligations under this Agreement, including but not limited to his obligations under Sections 4, 5, and 6 of this Agreement, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

     8. Entire Agreement.

        (a) Except as otherwise specifically provided in Subsections (b) and (c) below, this Agreement is the entire agreement between the parties with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the parties relating thereto and supersedes and extinguishes any other agreement relating thereto, whether written, oral, express or implied, between the Parties.

         (b) This Agreement supersedes the Employment Agreement, which shall be deemed terminated from and after the date hereof without any remaining obligation of either party thereunder; provided, however, that notwithstanding the foregoing, the provisions of Paragraphs 9 and 10 of the Employment Agreement shall not terminate and shall remain in full force and effect in accordance with their terms. For the avoidance of doubt, (i) the provisions of Paragraph 9 of the Employment Agreement shall terminate on June 30, 2004, (ii) the provisions of Paragraph 10(a) of the Employment Agreement shall terminate on the Effective Date, (iii) the obligations of the Executive set forth in Paragraph 10(b) of the Employment Agreement shall apply only with respect to (A) any methods, developments, inventions, processes, discoveries and/or improvements acquired, conceived of or made, and (B) writings or other materials written or produced, by the Executive, in each case, during the period beginning July 1, 2000 and ending on the Effective Date, and (iv) and the provisions of Paragraph 10(c) of the Employment Agreement shall be deemed to become effective upon the Revocation Date.

        (c) Except to the extent specifically provided in this Agreement, the Executive shall not have any rights under the Employment Agreement, the Health Benefit Plans, the SERP, the Stock Options, the awards with respect to the Restricted Stock and any other Corporation agreement, plan, policy, program or other arrangement. For the avoidance of doubt, (i) in the event of any inconsistency between the terms of this Agreement and the terms of any other Corporation plan, policy, program or other arrangement, the terms of this Agreement shall control, (ii) to the extent that any Corporation plan, policy, program or other arrangement has provisions relating to the reason for termination of employment, the Executive shall be treated thereunder as having been terminated by the Corporation "without cause", and (iii) nothing in any other Corporation plan, policy, program or other arrangement shall be deemed to provide any payments or benefits that duplicate any payments or benefits provided hereunder.

     9.  Miscellaneous.

         (a) Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given (i) two days after being mailed by registered or certified mail, return receipt requested or (ii) when hand delivered (including delivery by a recognized courier service with a signed acknowledgement of delivery) as follows:

If to the Company:
Arrow Electronics, Inc.
25 Hub Drive
Melville, New York 11747
Attention: Senior Vice President and General Counsel

with a copy to:

Milbank, Tweed, Hadley & Mccloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Facsimile No.: (212) 822-5530
Attn: Howard S. Kelberg, Esq.

If to the Executive:

Francis M. Scricco
428 Harbor Road
Cold Springs Harbor, New York 11724

with a copy to:

Law Offices of Joseph E. Bachelder
780 Third Avenue, 29th Floor
New York, New York 10017
Attention: Joseph E. Bachelder, Esq.

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

          (b) Arbitration. (i) Except as otherwise provided herein, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in the New York City metropolitan area in accordance with the commercial arbitration rules and procedures of the American Arbitration Association.

          (ii) Each party shall appoint one arbitrator, and the two party appointed arbitrators shall appoint a third arbitrator, who shall serve as the chairperson of the three-member arbitration panel.

          (iii) Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (iv) Each party shall bear all costs and expenses of such arbitration, including reasonable attorneys' fees and expenses, except to the extent that the arbitrators determine that the prevailing party shall be entitled to have its or his costs paid by the other party. Pending the resolution of any disputes, the Corporation shall continue payment of all amounts due to the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

          (c) Non-Admission of Liability. By entering into this Agreement, neither party admits, and each specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Agreement is being entered into solely for the purpose of amicably resolving all matters in controversy of any kind whatsoever between the Corporation and the Executive. Moreover, by signing this Agreement, the Executive acknowledges he is not aware of any wrongdoing on the part of the Corporation.

          (d) (i) Corporation Representations and Warranties. The Corporation represents and warrants that (A) it is fully authorized and empowered to enter into this Agreement and this Agreement has been duly authorized by the Board (and, to the extent required, by the appropriate committees of the Board), (B) the officer signing this Agreement is duly authorized and empowered to do so, (C) the execution, delivery or performance of its obligations pursuant to this Agreement will not violate any applicable law, regulation, order, judgment or decree or any agreement or corporate governance document to which the Corporation is a party or by which it is bound, (D) it has received all necessary approvals, if any, of any third party, (E) upon the execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (F) the Board (and, to the extent required, the appropriate committees of the Board) has taken any and all action which is necessary or desirable to implement the terms and conditions of this Agreement at or before the Effective Date.

          (ii) Executives Representations and Warranties. The Executive represents and warrants that (A) he has read and understands this Agreement, is fully aware of its legal effect, and has consulted an attorney with respect thereto, and (B) is entering into this Agreement knowingly and voluntarily for the purpose of making a full and final settlement of all rights and claims he may have in connection with his employment or the termination of his employment with the Corporation.

          (d) Successors and Assigns. (i) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Corporation under this Agreement may be assigned or transferred by the Corporation except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Corporation is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Corporation, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Corporation and such assignee or transferee assumes the liabilities, obligations and duties of the Corporation, as contained in this Agreement, either contractually or as a matter of law. The Corporation further agrees that, in the event of a sale or liquidation of all or substantially all of its assets as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Corporation hereunder.

          (ii) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law or as otherwise provided by the terms of any Corporation agreement, plan, policy, program or other arrangement. In the event of the Executive's death or a judicial determination of his incompetence, the separation payments and other benefits due to the Executive under this Agreement shall be paid to his estate, legal representative or designated beneficiary or beneficiaries, as the case may be, and any references in this Agreement to the Executive shall be deemed to refer, where appropriate, to his estate or other legal representative or to his designated beneficiary or beneficiaries.

          (e) Taxes. The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Corporation may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations.

          (f) Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect.

          (g) Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

          (h) No Offset/Mitigation. The Executive shall be under no obligation to seek other employment or to become self-employed and there shall be no offset against amounts due the Executive under this Agreement or otherwise, on account of any remuneration attributable to any subsequent employment that he may obtain or on account of any claim that the Corporation or any Affiliated Companies may have against him.

          (i) Governing Law/Venue. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

          (j) Captions/Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          (k) Amendment/Waiver. This Agreement may not be modified or amended, nor may any rights under it be waived, otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. Neither the Executive's nor the Corporation's failure to insist upon strict compliance with any provision hereof shall be deemed to be a waiver of such provision or any other provision thereof.

          (l)  Availability of Executive. The Executive agrees to make himself available, at reasonable times and so as not to interfere with any employment, business or family obligations, to assist the Corporation and its representatives with the prosecution and defense of any legal proceedings involving matters of which the Executive may have relevant knowledge. The Corporation will reimburse the Executive for such reasonable expenses as the Executive may incur in providing such assistance upon his submission of appropriate documentation, which shall include a mutually agreeable reasonable per diem for any time spent in satisfaction of this obligation in excess of 5 days per year.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the Effective Date.

ARROW ELECTRONICS, INC.

By:/s/ Robert E. Klatell
Name: Robert E. Klatell
Title: Executive Vice President

/s/ Francis M. Scricco
Francis M. Scricco